Exhibit 32.1
Accompanying Certificate
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Not Filed Pursuant to the Securities Exchange Act of 1934
     The undersigned Chief Executive Officer of Harvest Natural Resources, Inc. (the “Company”) does hereby certify as follows:
     This report on Form 10-Q of Harvest Natural Resources, Inc. for the period ended June 30, 2007 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 25, 2007	By:	/s/ James A. Edmiston
James A. Edmiston
President and Chief Executive Officer